Exhibit 4.3

DECISIONPOINT SYSTEMS, INC.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March , 2016, by and between DecisionPoint Systems, Inc., a Delaware corporation (the “Company”), and the investors set forth on the signature pages affixed hereto (each, an “Investor” and, collectively, the “Investors”).

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, Senior Unsecured Convertible Promissory Notes (the “Notes”) with a minimum aggregate principal amount of $1,000,000 (the “Minimum Amount”) and a maximum aggregate principal amount of $4,000,000 (the “Maximum Amount”) upon the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Notes as set forth herein.

1. Definitions.

For purposes of this Agreement, the terms set forth below shall have the corresponding meanings provided below.

“Affiliate” shall mean, with respect to any specified Person (as defined below), (i) if such Person is an individual, the spouse, heirs, executors, or legal representatives of such individual, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the sole and unilateral power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

“Business Day” shall mean any day on which banks located in New York City are not required or authorized by law to remain closed.

“Closing” and “Closing Date” as defined in Section 2.2 hereof.

“Common Stock” shall mean the Company’s Common Stock, par value $0.001 per share.

“Company Financial Statements” as defined in Section 4.5(a) hereof.

“Company’s Knowledge” means the actual knowledge of any executive officer (as defined in Rule 405 under the Securities Act) or director of the Company, or the knowledge of any fact or matter which any person would reasonably be expected to become aware of in the course of performing the duties and responsibilities as an executive officer or director of the Company.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Notes.

“Escrow Agreement” means the escrow agreement, dated on or about the date of the Private Placement Memorandum, among the Company, the Placement Agent, and Delaware Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Liens” means any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the transactions contemplated hereby or in any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents (as defined below).

“Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“Piggy-Back Registration” as defined in Section 9.2(a) hereof.

“Placement Agent” means Taglich Brothers, Inc.

“Placement Agent Warrants” as defined in Section 10.1(b) hereof.

“Private Placement Memorandum” means the Company’s Private Placement Memorandum dated March 14, 2016 describing the offering of the Transaction Securities, and any amendments or supplements thereto.

“Regulation D” as defined in Section 3.7 hereof.

“Registrable Securities” means the shares of common stock issued and issuable upon exercise of the Notes, together with such other shares of common stock or other securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event.

“Regulation S” as defined in Section 6.1(i)(E) hereof.

“Rule 144” as defined in Section 6.1(i)(C) hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any majority equity or other ownership interest or which the Company otherwise controls through contract or otherwise.

“Transaction Documents” shall mean this Agreement, the Private Placement Memorandum, the Note and the Escrow Agreement.

“Transaction Securities” shall mean the Notes and the Conversion Shares.

“Transfer” shall mean any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

2. Sale and Purchase of Notes.

2.1. Subscription for Notes by Investors. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Notes, in the respective amounts set forth on the signature pages attached hereto, in exchange for the respective Subscription Amounts set forth on the signature pages attached hereto.

2.2 Closings. Purchases and sales of the Notes shall be consummated in one or more closings, (each such consummation, if any, a “Closing” occurring on a “Closing Date”). All purchases and sales of Notes must be consummated before the earlier to occur of: (i) March 31, 2016 (the “Termination Date”) and (ii) the Business Day after which the Maximum Amount is subscribed for by investors and accepted by the Company), provided that the Termination Date may be extended by one 30-day period in the sole discretion of the Company and without notice to the Investors. The aggregate amount of purchases and sales of Notes shall not be less than $1,000,000 and shall not exceed $4,000,000. All Closings shall occur within the time periods set forth in the Private Placement Memorandum at the offices of Eaton & Van Winkle LLP, counsel to the Placement Agent, at 3 Park Avenue, 16th floor, New York, NY 10016, or remotely via the exchange of documents and signatures.

2.3. Closing Deliveries. At each Closing, the Company shall deliver to the Investors, against delivery by each Investor of the Subscription Amount (as provided below), duly issued Notes. At each Closing, each Investor shall deliver or cause to be delivered to the Company the Subscription Amount set forth in its counterpart signature page annexed hereto by paying United States dollars via bank, certified or personal check which has cleared prior to the applicable Closing Date or in immediately available funds, by wire transfer to the following escrow account:

3. Representations, Warranties and Acknowledgments of the Investors.

Each Investor, severally and not jointly, represents and warrants to the Company solely as to such Investor that:

3.1 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3.2 Purchase Entirely for Own Account. The Transaction Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Transaction Securities in compliance with applicable federal and state securities laws. Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

3.3. Investment Experience. Such Investor acknowledges that the purchase of the Transaction Securities is a highly speculative investment and that it can bear the economic risk and complete loss of its investment in the Transaction Securities and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment contemplated hereby.

3.4 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company and the Transaction Securities requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Transaction Securities. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement and the Private Placement Memorandum. Such Investor acknowledges that it has received and reviewed the Private Placement Memorandum and has been advised that the Company’s periodic reports filed with the SEC from March 29, 2012 to January 8, 2016 are available on the website of the SEC, www.sec.gov.

3.5 Restricted Securities. Such Investor understands that the Transaction Securities are characterized as “restricted securities” under the U.S. federal securities laws since they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

3.6 Legends. It is understood that, except as provided below, certificates evidencing the Transaction Securities will bear the following or any similar legend:

(a) “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, or (ii) (a) such securities may be sold pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or qualification under applicable state securities laws and (b) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b) If required by the authorities of any state in connection with the issuance or sale of the Transaction Securities, the legend required by such state authority.

3.7 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”).

3.8 No General Solicitation. Such Investor did not learn of the investment in the Transaction Securities as a result of any general solicitation or general advertising.

3.9 Brokers and Finders. Except as set forth in Section 10.1, no Investor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor, for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

3.10 Organization. If the Investor is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If the Investor is an entity, the execution, delivery and performance by the Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if the Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Investor.

3.11 No Other Representations. Other than the representations and warranties contained in the Transaction Documents, the Investor has not received and is not relying on any representation, warranties or assurances as to the Company, its business or its prospects from the Company or any other person or entity.

4. Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Investors that:

4.1. Organization; Execution, Delivery and Performance.

(a) The Company and each of its Subsidiaries which is actively engaged in business is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b) (i) The Company has all requisite corporate power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Transaction Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Transaction Securities) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders, is required, (iii) each of the Transaction Documents has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly, and (iv) each of the Transaction Documents constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

4.2. Securities Duly Authorized. The Transaction Securities to be issued to each such Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and nonassessable and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. Subject to the accuracy of the representations and warranties of the Investors party to this Agreement, the offer and issuance by the Company of the Transaction Securities is exempt from registration under the Securities Act.

4.3 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Transaction Securities) will not: (i) conflict with or result in a violation of any provision of the Company’s Certificate of Incorporation or By-laws each as amended to date or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except with respect to obtaining the consent of [Silicon Valley Bank]1 which consents the Company will obtain as a condition to Closing, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents, each as amended to date. Neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults, terminations, amendments, accelerations or cancellations as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, rule ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as required under the Securities Act, the Exchange Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or to issue and sell the Transaction Securities in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

[1]	Please confirm what consents are required.

4.4. Capitalization. As of [_______], 2016, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, par value $0.001, of which [_______] shares are issued and outstanding, [_______] shares are reserved for issuance pursuant to stock options granted and [_______] shares are reserved for issuance pursuant to warrants to purchase Common Stock, and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which 500,000 shares are designated as Series A Preferred Stock, of which [_______] are issued and outstanding, 500,000 shares are designated as Series B Preferred Stock, of which [_______] are issued and outstanding, 4,000,000 shares are designated as Series D Preferred Stock and which [_______] are issued and outstanding and 2,000,000 shares will be designated as Series E Preferred Stock, of which [_______] are outstanding. Except as described above and in the Private Placement Memorandum, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders). All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any Lien imposed through the actions or failure to act of the Company.

4.5. SEC Information.

(a) As of their respective dates, the financial statements of the Company included in the Private Placement Memorandum (“Company Financial Statements”) have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company Financial Statements or in the Private Placement Memorandum, the Company has no liabilities, contingent or otherwise, other than: (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2015 (the fiscal period end of the Company’s most recently-filed periodic report), and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements or which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. On January 8, 2016, the Company filed with the SEC a Form 15 to terminate its public reporting obligations under Section 12 of the Exchange Act and suspend its duty to file public reports under Section 15 of the Exchange Act.

(b) The shares of Common Stock are currently quoted on the OTC Pink tier of the OTC Markets Group. Except as set forth in the Private Placement Memorandum, the Company has not received notice (written or oral) from any regulatory body or the OTC Markets Group to the effect that the Company is not in compliance with the continued quotation and maintenance requirements of such exchange. The Company is in compliance with all such quotation and maintenance requirements.

4.6 Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since September 30, 2015, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

4.7 Litigation. Except as set forth in the Private Placement Memorandum, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries, or their respective businesses, properties or assets or their officers or directors in their capacity as such, that would have a Material Adverse Effect. Except as set forth in the Private Placement Memorandum, the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. Except as set forth in the Private Placement Memorandum or any reports filed with the SEC prior to the date hereof, there has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or executive officer of the Company or any of its Subsidiaries.

4.8 No Material Changes.

(a) Since September 30, 2015, except as set forth in the Private Placement Memorandum, there has not been:

(i) Any material adverse change in the financial condition, operations or business of the Company from that shown on the Company Financial Statements, or any material transaction or commitment effected or entered into by the Company outside of the ordinary course of business;

(ii) Any effect, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect; or

(iii) Any incurrence of any material liability outside of the ordinary course of business.

4.9 No General Solicitation. Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any of the Transaction Securities being offered hereby.

4.10 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Transaction Securities to the Investors. The issuance of the Transaction Securities to the Investors will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities or the Securities Act.

4.11 No Brokers. Except as set forth in Section 10.1 or in the Private Placement Memorandum, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

4.12 Internal Controls. Except as set forth in the Private Placement Memorandum, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. generally accepted accounting principles.

4.13 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Transaction Securities as required under Regulation D and to provide a copy thereof to the Placement Agent promptly after such filing. Provided that the Placement Agent has timely furnished to the Investors all necessary information relating to the Investors necessary to obtain such qualifications, the Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Transaction Securities for sale to the Investors at the applicable Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Placement Agent on or prior to the Closing Date.

4.14 Disclosure. All disclosure provided to the Investors regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, furnished by or on behalf of the Company or any of its Subsidiaries, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, results of operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

4.15 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within two (2) years from the date of this Agreement. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. Except as set forth in the Private Placement Memorandum, there is no claim, action or proceeding being made or brought, or to the Company’s Knowledge, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts which give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.16 Tax Status. Except for occurrences that would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

4.17 Acknowledgement Regarding Investors’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents in accordance with the terms thereof, none of the Investors have been asked by the Company or any of its Subsidiaries to agree, nor has any Investor agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Transaction Securities for any specified term; (ii) any Investor, and counterparties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Investor’s knowledge of the transactions contemplated by the Transaction Documents; and (iii) each Investor shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents, one or more Investors may engage in hedging and/or trading activities at various times during the period that the Transaction Securities are outstanding, and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

4.18 Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the Company’s Knowledge, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Transaction Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Transaction Securities (other than the Placement Agent), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries (other than the Placement Agent).

4.19 Shell Company Status. The Company is subject to Rule 144(i)(1)(ii) but has ceased to be an issuer subject to Rule 144(i)(1)(i) as of June 21, 2011.

5. [Reserved]

6. Transfer Restrictions.

6.1. Transfer or Resale. Each Investor understands that:

(i) The sale or resale of all or any portion of the Transaction Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and all or any portion of the Transaction Securities may not be transferred unless:

(A) the Transaction Securities are sold pursuant to an effective Registration Statement under the Securities Act;

(B) the Investor shall have delivered to the Company a customary opinion of counsel that shall be in form, substance and scope reasonably acceptable to the Company, to the effect that the Transaction Securities to be sold or transferred may be sold or transferred lawfully without registration under the Securities Act of 1933 or qualification under applicable state securities laws;

(C) the Transaction Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Investor who agrees to sell or otherwise transfer the Transaction Securities only in accordance with this Section 6.1 and who is an Accredited Investor;

(D) the Transaction Securities are sold pursuant to Rule 144; or

(E) the Transaction Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”);

and, in each of (D) and (E), the Investor shall have delivered to the Company a customary opinion of counsel, in form, substance and scope reasonably acceptable to the Company. Notwithstanding the foregoing or anything else contained herein to the contrary, the Transaction Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

6.2 Transfer Agent Instructions. If an Investor provides the Company with a customary opinion of counsel that shall be in form, substance and scope reasonably acceptable to the Company, to the effect that the Transaction Securities to be sold or transferred may be sold or transferred lawfully without registration under the Securities Act of 1933 or qualification under applicable state securities laws, the Company shall permit the transfer and promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend (if permitted by law), in such name and in such denominations as specified by such Investor. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.2 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Investors shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

7. Conditions to Closing of the Investors.

The obligation of each Investor hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Investor’s sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

7.1 Representations, Warranties and Covenants. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor in the form reasonably acceptable to such Investor.

7.2 Consents. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Transaction Securities.

7.3 Delivery by Company. The Company shall have duly executed and delivered to such Investor (A) each of the other Transaction Documents to which such Investor is a party and (B) copies by fax or e-mail of the Notes in the in the principal amount set forth on the signature page hereby being purchased by such Investor at the Closing pursuant to this Agreement.

7.4 Legal Opinion. Such Investor shall have received the opinion of the Company’s counsel (reasonably acceptable to the Placement Agent), dated as of the Closing Date, in the form reasonably acceptable to such Investor, which shall include, without limitation, opinions that the offering of the Transaction Securities is exempt from registration under the Securities Act.

7.5 No Material Adverse Effect. Since the date of first execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

7.6 No Prohibition. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.7 Other Documents. The Company shall have delivered to such Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

8. Conditions to Closing of the Company.

The obligations of the Company to effect the transactions contemplated by this Agreement with each Investor are subject to the fulfillment at or prior to each Closing Date of the conditions listed below.

8.1. Representations and Warranties. The representations and warranties made by such Investor in Section 3 shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

8.2 Delivery by the Investor. The Investor shall have duly executed and delivered to the Company each of the Transaction Documents to which such Investor is a party.

8.3 Corporate Proceedings. All corporate and other proceedings required to be undertaken by such Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

9. Registration Rights.

9.1 Demand Registration.

(a) If at any time after the third anniversary of the Closing, the Company receives a written request from the holders of a majority of the Registrable Securities then outstanding (the “Requesting Holders”) , the Company then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Requesting Holders; and (ii) as soon as practicable, [and in any event within ninety (90) days after the date such request is given by the Requesting Holders,] file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Requesting Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other holders of Registrable Securities, as specified by notice given by each such Holder to the Company, and in each case, subject to the limitations of Section 9.1(b), Section 9.1(c) and Section 9.3.

(b) Notwithstanding the foregoing obligations, if the Company furnishes to the Requesting Holders a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such thirty (30) day period other than pursuant to a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

(c) If, pursuant to this Section 9.1, the Requesting Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 9.1(a), and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Requesting Holders, subject only to the reasonable approval of the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 9.1(c), if the Company after consultation with the underwriter(s) determines that marketing factors require a limitation on the number of shares to be underwritten, then the Requesting Holders shall so advise all holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such holders of Registrable Securities, including the Requesting Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each holder or in such other proportion as shall mutually be agreed to by all such selling holders.

9.2 Piggyback Registration.

(a) If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for security holders of the Company for their account (or by the Company and by security holders of the Company), other than a registration statement (i) filed in connection with an offering of securities to employees or directors of the Company pursuant to any employee stock option or other benefit plan, (ii) filed on Form S-4 or S-8 or any successor to such forms, (iii) for an exchange offer or offering of securities solely to the Company’s existing security holders, (iv) for a dividend reinvestment plan, or (v) solely in connection with a merger, share capital exchange, asset acquisition, share purchase, reorganization, amalgamation, subsequent liquidation, or other similar business transaction that results in all of the Company’s shareholders having the right to exchange their Common Stock for cash, securities or other property of a non-capital raising bona fide business transaction, then the Company shall (x) give written notice of such proposed filing to the Investor as soon as practicable but in no event less than three (3) business days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to include in a registration statement and register the sale of such number of the Registrable Securities as the holder may request in writing within three (3) business days following receipt by Investor of such notice (a “Piggy-Back Registration”), provided, however, the Investor Shares shall only be entitled to one Piggy-Back Registration right, except that the right shall survive as to any shares excluded from a registration pursuant to Section 9.2(b) or Section 9.3. The Company shall use commercially reasonable efforts to include in such registration statement such Registrable Securities that are requested to be included therein within three (3) business days after the receipt by Registrable Securities of any such notice, on the same terms and conditions as any similar securities of the Company. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to Investor, and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

(b) Reduction of Offering. If the managing underwriter or underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holder in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of the Registrable Securities, together with the Registrable Securities as to which registration has been requested under this section, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in any such registration:

If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock that the Company desires to sell; and (B) to the extent of the Maximum Number of Securities, the shares of Common Stock, pro-rata among holders, for the account of any persons, including a holder of Registrable Securities, for which the Company is obligated to register pursuant to contractual piggy-back registration rights such as in this Agreement.

(c) Withdrawal. A holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the registration statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by such holder in connection with such Piggy-Back Registration.

9.3 Limitations on Registration Rights.

The registration rights granted pursuant to this Section shall expire upon the date the Registrable Securities are eligible for sale without registration pursuant to Rule 144.

10. Miscellaneous.

10.1. Compensation of Placement Agent. Each Investor acknowledges that it is aware that the Placement Agent will receive from the Company, in consideration for its services as financial advisor and placement agent in respect of the transactions contemplated hereby:

(a) a placement agent success fee, in each case payable in cash, equal to [ ]% of the gross proceeds of the offering of Transaction Securities to potential or actual Investors sourced by the Placement Agent (“Taglich Investors”); and

(b) warrants, with a five-year term, to purchase shares of the Company’s Common Stock equal to ten (10.0%) percent of the number of shares of Common Stock into which the Notes are convertible sold in the Offering (the “Placement Agent Warrants”). The exercise price of the Placement Agent Warrants will be equal to 110% the conversion price of the Notes.

10.2. Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

The Company:

DecisionPoint Systems, Inc. 8697 Research, Irvine, CA 92618- Facsimile: 949-215-9642 Attention: Michael P. Roe	With a copy to:	Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor Telephone:212-370-1300 Facsimile: 212-370-7889 Attention: Richard Baumann, Esq.

The Investors:

As per the contact information provided on the signature pages hereof.

Taglich Brothers, Inc.:

Taglich Brothers, Inc.	With a copy to:	Eaton & Van Winkle LLP
275 Madison Avenue, Suite 1618		3 Park Avenue, 16th floor

New York, NY 10016 Telephone: (212) 661-6886 Facsimile: (212) 661-6824 Attention: Robert C. Schroeder Vice President, Investment Banking	New York, NY 10016 Telephone: 212-561-3604 Facsimile: 212-779-9928 Attention: Vincent J. McGill, Esq.

10.3 Survival of Representations and Warranties. Each party hereto covenants and agrees that the representations and warranties of such party contained in this Agreement shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

10.4 Indemnification.

(a) The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and in each case will reimburse any such Person for all such amounts as they are incurred by such Person.

(b) Promptly after receipt by any Investor (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 10.4, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

10.5 Entire Agreement. This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.

10.6 Underlying Shares. The Company agrees at all times as long as the Notes may be converted, to keep reserved from its authorized and unissued Common Stock, such number of shares of Common Stock as may be issuable upon conversion of the Notes.

10.7. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, except for the Placement Agent and other registered broker-dealers, if any, who are specifically agreed to be and acknowledged by each party as third party beneficiaries hereof, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

10.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, but subject to the provisions of Section 6.1 hereof, any Investor may, without the consent of the Company or any other Investor, assign its rights hereunder to any person that purchases Transaction Securities in a private transaction from an Investor or to any of its “affiliates,” as that term is defined under the Exchange Act.

10.9. Binding Effect; Benefits. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any persons other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.10. Amendment; Waivers. All modifications, amendments or waivers to this Agreement shall require the written consent of both the Company and the holders of the majority of the then-outstanding Notes; provided, however, that any amendment to Section 10.1 of this Agreement shall require the written consent of both the Company and the Placement Agent.

10.11. Applicable Law; Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof, and the parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or, if jurisdiction in such court is lacking, the Supreme Court of the State of New York, New York County, in respect of any dispute or matter arising out of or connected with this Agreement.

10.12. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

10.14. Independent Nature of Investors. The obligations of each Investor under this Agreement or other transaction document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other transaction document. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Investor to purchase Notes pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other transaction document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Except as otherwise provided in this Agreement or any other transaction document, each Investor shall be entitled to independently protect and enforce its rights arising out of this Agreement or out of the other transaction documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in connection with the transactions contemplated hereby and acknowledge and understand that Eaton & Van Winkle LLP has served as counsel to the Placement Agent only.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

DECISIONPOINT SYSTEMS INC.

By:
Name:
Title:

INVESTORS:

Each of the Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Annex A

Securities Purchase Agreement

Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement dated as of_________ __, 2016 (the “Agreement”), with DecisionPoint Systems Inc., a Delaware corporation (the “Company”), in or substantially in the form furnished to the undersigned, and (ii) purchase the Senior Unsecured Convertible Promissory Notes of the Company (the “Notes”), as set forth below, hereby agrees to purchase such Notes from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the provisions in the Agreement section entitled “Representations, Warranties and Acknowledgments of the Investors,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

Name of Investor:

If an entity:

Print Name of Entity:

By:	______________________
Name:
Title:

If an individual:

Print Name:
____________________________________________

Signature: ______________________

If joint individuals:

Print Name:
____________________________________________

Signature: ______________________

All Investors:

Address:
____________________________________________

Telephone: ______________________

Fax: ______________________

Email Address: ______________________

Subscription Amount for Notes:

$ ________________ (to be completed by Investor)